Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 853-9848	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

Dividend Increased 14 Percent, Additional $25 Billion Authorized for Stock Repurchase

•	Q2 Revenue: $11.9 billion

•	Increase of 3% year over year

•	Recurring revenue was 33% of total revenue, up 2 points year over year

•	Q2 Earnings (Loss) per Share: $(1.78) GAAP; $0.63 non-GAAP

•	GAAP results include an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act

•	Q3 FY 2018 Guidance:

•	Revenue: 3% to 5% growth year over year

•	Earnings per Share: GAAP: $0.50 to $0.55; Non-GAAP: $0.64 to $0.66

SAN JOSE, Calif. — February 14, 2018 — Cisco today reported second quarter results for the period ended January 27, 2018. Cisco reported second quarter revenue of $11.9 billion, net loss on a generally accepted accounting principles (GAAP) basis of $(8.8) billion or $(1.78) per share, and non-GAAP net income of $3.1 billion or $0.63 per share.

“We had a great quarter which demonstrates that our strategy is working. Our business is growing, we have a fantastic innovation pipeline, our balance sheet is strong and we have a team that’s executing incredibly well,” said Chuck Robbins, Chairman and CEO, Cisco. “The network is more critical to business success than ever, and our new intent-based networking portfolio has great momentum including the fastest ramping new product in our history.”

GAAP Results

	Q2 FY 2018	Q2 FY 2017	Vs. Q2 FY 2017
Revenue	$11.9 billion	$11.6 billion	3%
Net Income (Loss)	$(8.8) billion	$2.3 billion	(474)%
Earnings (Loss) per Share	$(1.78)	$0.47	(479)%

GAAP results include an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act comprised of $9.0 billion for the U.S. transition tax, $1.2 billion for foreign withholding tax and $0.9 billion for the re-measurement of net deferred tax assets.

Non-GAAP Results

	Q2 FY 2018	Q2 FY 2017	Vs. Q2 FY 2017
Net Income	$3.1 billion	$2.9 billion	10%
Diluted Earnings per Share (EPS)	$0.63	$0.57	11%

Reconciliations between net income (loss), earnings (loss) per share, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Increases Quarterly Cash Dividend; Stock Repurchase Program Authorization Increased

Cisco has declared a quarterly dividend of $0.33 per common share, a 4-cent increase or up 14% over the previous quarter’s dividend, to be paid on April 25, 2018 to all shareholders of record as of the close of business on April 5, 2018. Future dividends will be subject to Board approval.

Cisco’s board of directors has also approved a $25 billion increase to the authorization of the stock repurchase program. There is no fixed termination date for the repurchase program. The remaining authorized amount for stock repurchases including the additional authorization is approximately $31 billion.

“Q2 was a great quarter with 3% revenue growth and strong margins and cash flow,” said Kelly Kramer, CFO of Cisco. “We continue to make progress as we shift the business toward more software and recurring revenue. Our significant dividend increase and additional share repurchase authorization reinforce our commitment to returning capital to our shareholders and show confidence in the strength of our ongoing cash flows.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q2 FY 2018 Highlights

Revenue — Total revenue was $11.9 billion, up 3%, with product revenue up 3% and service revenue up 3%. 33% of total revenue was from recurring offers, up 2 percentage points from the second quarter of fiscal 2017. Revenue by geographic segment was: Americas up 5%, EMEA flat, and APJC down 2%. Product revenue performance reflected solid growth in Applications and Security, which each increased 6%. Infrastructure Platforms increased by 2%.

Gross Margin — On a GAAP basis, total gross margin and product gross margin were 63.1% and 61.5%, respectively. Product gross margin increased compared with 61.1% in the second quarter of fiscal 2017.

Non-GAAP total gross margin and product gross margin were 64.7% and 63.3%, respectively. Non-GAAP product gross margin increased compared with 62.4% in the second quarter of fiscal 2017. The increase was primarily due to improved productivity benefits and to a lesser extent product mix, partially offset by pricing.

GAAP service gross margin was 67.4% and non-GAAP service gross margin was 68.5%.

Total gross margins by geographic segment were: 65.9% for the Americas, 64.6% for EMEA and 60.1% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.4 billion, up 1%. Non-GAAP operating expenses were $3.9 billion, up 2%, and were 32.9% of revenue.

Operating Income — GAAP operating income was $3.1 billion, up 6%, with GAAP operating margin of 25.9%. Non-GAAP operating income was $3.8 billion, up 5%, with non-GAAP operating margin of 31.7%.

Provision for Income Taxes — The GAAP tax provision rate was 371.6% which includes an $11.1 billion charge related to the enactment of the Tax Cuts and Jobs Act. The non-GAAP tax provision rate was 20.0%.

Net Income (Loss) and Earnings (Loss) per Share — On a GAAP basis, net loss was $(8.8) billion and earnings (loss) per share was $(1.78). On a non-GAAP basis, net income was $3.1 billion, an increase of 10%, and EPS was $0.63, an increase of 11%.

Cash Flow from Operating Activities — was $4.1 billion, an increase of 8% compared with $3.8 billion for the second quarter of fiscal 2017.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — were $73.7 billion at the end of the second quarter of fiscal 2018, compared with $71.6 billion at the end of the first quarter of fiscal 2018, and compared with $70.5 billion at the end of fiscal 2017. The total cash and cash equivalents and investments available in the United States at the end of the second quarter of fiscal 2018 were $2.4 billion.

Deferred Revenue — was $18.8 billion, up 10% in total, with deferred product revenue up 19%, driven largely by subscription-based and software offers, and deferred service revenue was up 4%. The portion of deferred product revenue related to recurring software and subscription offers increased 36%.

Capital Allocation — In the second quarter of fiscal 2018, Cisco declared and paid a cash dividend of $0.29 per common share, or $1.4 billion. For the second quarter of fiscal 2018, Cisco repurchased approximately 103 million shares of common stock under its stock repurchase program at an average price of $39.07 per share for an aggregate purchase price of $4.0 billion.

Acquisitions

In the first quarter of fiscal 2018, we announced a definitive agreement to acquire BroadSoft, Inc., a publicly held company that offers cloud calling and contact center solutions. The BroadSoft acquisition closed in the third quarter of fiscal 2018.

On January 24, 2018, we announced our intent to acquire Skyport Systems, Inc., a privately held company providing cloud-managed, hyper-converged systems that run and protect business critical applications. The Skyport acquisition closed in the third quarter of fiscal 2018.

Guidance for Q3 FY 2018

Cisco expects to achieve the following results for the third quarter of fiscal 2018:

Q3 FY 2018
Revenue	3% - 5% growth Y/Y
Non-GAAP gross margin rate	63% - 64%
Non-GAAP operating margin rate	29.5% - 30.5%
Non-GAAP tax provision rate	21%
Non-GAAP EPS	$0.64 - $0.66

The impact of the BroadSoft acquisition is factored into our guidance.

Cisco estimates that GAAP EPS will be $0.50 to $0.55 in the third quarter of fiscal 2018.

A reconciliation between the Guidance for Q3 FY 2018 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q3 FY 2018” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•	Q2 fiscal year 2018 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, February 14, 2018 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, February 14, 2018 to 4:00 p.m. Pacific Time, February 21, 2018 at 1-800-391-9854 (United States) or 1-402-220-9828 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•	Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 14, 2018. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
REVENUE:
Product	$8,709	$8,491	$17,763	$17,793
Service	3,178	3,089	6,260	6,139

Total revenue	11,887	11,580	24,023	23,932

COST OF SALES:
Product	3,354	3,305	6,969	6,708
Service	1,035	999	2,129	2,064

Total cost of sales	4,389	4,304	9,098	8,772

GROSS MARGIN	7,498	7,276	14,925	15,160
OPERATING EXPENSES:
Research and development	1,549	1,508	3,116	3,053
Sales and marketing	2,235	2,222	4,569	4,640
General and administrative	483	456	1,040	1,011
Amortization of purchased intangible assets	60	64	121	142
Restructuring and other charges	98	133	250	544

Total operating expenses	4,425	4,383	9,096	9,390

OPERATING INCOME	3,073	2,893	5,829	5,770
Interest income	396	329	775	624
Interest expense	(247)	(222)	(482)	(420)
Other income (loss), net	10	(37)	72	(58)

Interest and other income (loss), net	159	70	365	146

INCOME BEFORE PROVISION FOR INCOME TAXES	3,232	2,963	6,194	5,916
Provision for income taxes (1)	12,010	615	12,578	1,246

NET INCOME (LOSS)	$(8,778)	$2,348	$(6,384)	$4,670

Net income (loss) per share:
Basic	$(1.78)	$0.47	$(1.29)	$0.93

Diluted	$(1.78)	$0.47	$(1.29)	$0.92

Shares used in per-share calculation:
Basic	4,924	5,015	4,942	5,021

Diluted	4,924	5,040	4,942	5,054

Cash dividends declared per common share	$0.29	$0.26	$0.58	$0.52

(1)	The provision for income taxes includes an $11.1 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	January 27, 2018
	Three Months Ended		Six Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$7,004	5%	$14,354	2%
EMEA	3,062	—%	5,971	(2)%
APJC	1,821	(2)%	3,698	(1)%

Total	$11,887	3%	$24,023	—%

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	January 27, 2018
	Three Months Ended	Six Months Ended
Gross Margin Percentage:
Americas	65.9%	65.0%
EMEA	64.6%	63.9%
APJC	60.1%	61.1%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	January 27, 2018
	Three Months Ended		Six Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Infrastructure Platforms	$6,694	2%	$13,664	(1)%
Applications	1,184	6%	2,387	6%
Security	558	6%	1,143	7%
Other Products	273	(10)%	569	(13)%

Total Product	8,709	3%	17,763	—%
Services	3,178	3%	6,260	2%

Total	$11,887	3%	$24,023	—%

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 27, 2018	July 29, 2017
ASSETS
Current assets:
Cash and cash equivalents	$17,624	$11,708
Investments	56,059	58,784
Accounts receivable, net of allowance for doubtful accounts of $181 at January 27, 2018 and $211 at July 29, 2017	3,963	5,146
Inventories	1,896	1,616
Financing receivables, net	4,925	4,856
Other current assets	1,583	1,593

Total current assets	86,050	83,703
Property and equipment, net	3,113	3,322
Financing receivables, net	4,913	4,738
Goodwill	30,391	29,766
Purchased intangible assets, net	2,474	2,539
Deferred tax assets	3,097	4,239
Other assets	1,472	1,511

TOTAL ASSETS	$131,510	$129,818

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$13,741	$7,992
Accounts payable	1,060	1,385
Income taxes payable	2,204	98
Accrued compensation	2,736	2,895
Deferred revenue	11,102	10,821
Other current liabilities	4,521	4,392

Total current liabilities	35,364	27,583
Long-term debt	25,625	25,725
Income taxes payable	9,185	1,250
Deferred revenue	7,686	7,673
Other long-term liabilities	1,668	1,450

Total liabilities	79,528	63,681

Total equity	51,982	66,137

TOTAL LIABILITIES AND EQUITY	$131,510	$129,818

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 27, 2018	January 28, 2017
Cash flows from operating activities:
Net income (loss)	$(6,384)	$4,670
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization, and other	1,112	1,148
Share-based compensation expense	785	724
Provision for receivables	(43)	4
Deferred income taxes	1,021	(26)
Excess tax benefits from share-based compensation	—	(101)
(Gains) losses on divestitures, investments and other, net	(174)	79
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,236	1,396
Inventories	(276)	(51)
Financing receivables	(156)	(764)
Other assets	(15)	155
Accounts payable	(338)	(98)
Income taxes, net	10,246	(257)
Accrued compensation	(189)	(417)
Deferred revenue	237	611
Other liabilities	88	(571)

Net cash provided by operating activities	7,150	6,502

Cash flows from investing activities:
Purchases of investments	(13,954)	(27,847)
Proceeds from sales of investments	9,111	18,420
Proceeds from maturities of investments	7,365	5,245
Acquisition of businesses, net of cash and cash equivalents acquired	(754)	(251)
Proceeds from business divestitures	27	—
Purchases of investments in privately held companies	(89)	(142)
Return of investments in privately held companies	124	108
Acquisition of property and equipment	(379)	(526)
Proceeds from sales of property and equipment	51	5
Other	(7)	10

Net cash provided by (used in) investing activities	1,495	(4,978)

Cash flows from financing activities:
Issuances of common stock	302	386
Repurchases of common stock - repurchase program	(5,457)	(1,991)
Shares repurchased for tax withholdings on vesting of restricted stock units	(433)	(432)
Short-term borrowings, original maturities of 90 days or less, net	5,095	300
Issuances of debt	6,877	6,232
Repayments of debt	(6,230)	(1)
Excess tax benefits from share-based compensation	—	101
Dividends paid	(2,861)	(2,612)
Other	(22)	(240)

Net cash provided by (used in) financing activities	(2,729)	1,743

Net increase (decrease) in cash and cash equivalents	5,916	3,267
Cash and cash equivalents, beginning of period	11,708	7,631

Cash and cash equivalents, end of period	$17,624	$10,898

Supplemental cash flow information:
Cash paid for interest	$454	$419
Cash paid for income taxes, net	$1,311	$1,529

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	January 27, 2018	October 28, 2017	January 28, 2017
Deferred revenue:
Service	$10,963	$10,991	$10,525
Product:
Deferred revenue related to recurring software and subscription offers	5,451	5,213	3,997
Other product deferred revenue	2,374	2,361	2,564

Total product deferred revenue	7,825	7,574	6,561

Total	$18,788	$18,565	$17,086

Reported as:
Current	$11,102	$10,920	$10,243
Noncurrent	7,686	7,645	6,843

Total	$18,788	$18,565	$17,086

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2018
January 27, 2018	$0.29	$1,425	103	$39.07	$4,011	$5,436
October 28, 2017	$0.29	$1,436	51	$31.80	$1,620	$3,056
Fiscal 2017
July 29, 2017	$0.29	$1,448	38	$31.61	$1,201	$2,649
April 29, 2017	$0.29	$1,451	15	$33.71	$503	$1,954
January 28, 2017	$0.26	$1,304	33	$30.33	$1,001	$2,305
October 29, 2016	$0.26	$1,308	32	$31.12	$1,001	$2,309

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
GAAP net income (loss)	$(8,778)	$2,348	$(6,384)	$4,670
Adjustments to cost of sales:
Share-based compensation expense	54	53	111	107
Amortization of acquisition-related intangible assets	144	107	283	219
Supplier component remediation charge (adjustment), net	(13)	(16)	(32)	(16)
Acquisition-related/divestiture costs	2	1	2	1
Legal and indemnification settlements	—	—	122	—

Total adjustments to GAAP cost of sales	187	145	486	311

Adjustments to operating expenses:
Share-based compensation expense	333	299	668	614
Amortization of acquisition-related intangible assets	60	64	121	142
Acquisition-related/divestiture costs	23	61	106	114
Significant asset impairments and restructurings	98	133	250	544

Total adjustments to GAAP operating expenses	514	557	1,145	1,414

Total adjustments to GAAP income (loss) before provision for income taxes	701	702	1,631	1,725

Income tax effect of non-GAAP adjustments	(157)	(191)	(445)	(435)
Significant tax matters (1)	11,380	—	11,380	—

Total adjustments to GAAP provision for income taxes	11,223	(191)	10,935	(435)

Non-GAAP net income	$3,146	$2,859	$6,182	$5,960

Net income (loss) per share: (2)
GAAP	$(1.78)	$0.47	$(1.29)	$0.92

Non-GAAP	$0.63	$0.57	$1.24	$1.18

(1)	During the second quarter of fiscal 2018, Cisco recorded charges relating to significant tax matters that were excluded from non-GAAP net income for the second quarter and first six months of fiscal 2018. $11.1 billion of these charges were provisional amounts related to the enactment of the Tax Cuts and Jobs Act comprised of $9.0 billion related to the U.S. transition tax, $1.2 billion related to foreign withholding tax and $0.9 billion related to the re-measurement of net deferred tax assets. The amounts are provisional based on Securities and Exchange Commission Staff Accounting Bulletin No. 118. The remaining $0.3 billion was related to other significant tax matters.

(2)	GAAP net loss per share for the three and six months ended January 27, 2018 is calculated using basic shares of 4,924 million and 4,942 million respectively, due to the net loss resulting from the tax charge as discussed in footnote (1). Non-GAAP net income per share for the respective periods is calculated using diluted shares of 4,966 million and 4,982 million, as the Company had non-GAAP net income for these periods.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME (LOSS)

(In millions, except percentages)

	Three Months Ended
	January 27, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income (Loss)	Y/Y
GAAP amount	$5,355	$2,143	$7,498	$4,425	1%	$3,073	6%	$(8,778)	(474)%
% of revenue	61.5%	67.4%	63.1%	37.2%		25.9%		(73.8)%
Adjustments to GAAP amounts:
Share-based compensation expense	23	31	54	333		387		387
Amortization of acquisition-related intangible assets	144	—	144	60		204		204
Supplier component remediation charge (adjustment), net	(13)	—	(13)	—		(13)		(13)
Acquisition/divestiture-related costs	—	2	2	23		25		25
Significant asset impairments and restructurings	—	—	—	98		98		98
Income tax effect/significant tax matters (1)	—	—	—	—		—		11,223 (1)

Non-GAAP amount	$5,509	$2,176	$7,685	$3,911	2%	$3,774	5%	$3,146	10%

% of revenue	63.3%	68.5%	64.7%	32.9%		31.7%		26.5%

(1)	Includes an $11.1 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

	Three Months Ended
	January 28, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$5,186	$2,090	$7,276	$4,383	$2,893	$2,348
% of revenue	61.1%	67.7%	62.8%	37.8%	25.0%	20.3%
Adjustments to GAAP amounts:
Share-based compensation expense	19	34	53	299	352	352
Amortization of acquisition-related intangible assets	107	—	107	64	171	171
Supplier component remediation charge (adjustment), net	(16)	—	(16)	—	(16)	(16)
Acquisition/divestiture-related costs	—	1	1	61	62	62
Significant asset impairments and restructurings	—	—	—	133	133	133
Income tax effect	—	—	—	—	—	(191)

Non-GAAP amount	$5,296	$2,125	$7,421	$3,826	$3,595	$2,859

% of revenue	62.4%	68.8%	64.1%	33.0%	31.0%	24.7%

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME (LOSS)

(In millions, except percentages)

	Six Months Ended
	January 27, 2018
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income (Loss)	Y/Y
GAAP amount	$10,794	$4,131	$14,925	$9,096	(3)%	$5,829	1%	$(6,384)	(237)%
% of revenue	60.8%	66.0%	62.1%	37.9%		24.3%		(26.6)%
Adjustments to GAAP amounts:
Share-based compensation expense	46	65	111	668		779		779
Amortization of acquisition-related intangible assets	283	—	283	121		404		404
Supplier component remediation charge (adjustment), net	(32)	—	(32)	—		(32)		(32)
Legal and indemnification settlements	122	—	122	—		122		122
Acquisition/divestiture-related costs	—	2	2	106		108		108
Significant asset impairments and restructurings	—	—	—	250		250		250
Income tax effect/significant tax matters (1)	—	—	—	—		—		10,935 (1)

Non-GAAP amount	$11,213	$4,198	$15,411	$7,951	—%	$7,460	—%	$6,182	4%

% of revenue	63.1%	67.1%	64.2%	33.1%		31.1%		25.7%

(1)	Includes an $11.1 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

	Six Months Ended
	January 28, 2017
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$11,085	$4,075	$15,160	$9,390	$5,770	$4,670
% of revenue	62.3%	66.4%	63.3%	39.2%	24.1%	19.5%
Adjustments to GAAP amounts:
Share-based compensation expense	40	67	107	614	721	721
Amortization of acquisition-related intangible assets	219	—	219	142	361	361
Supplier component remediation charge (adjustment), net	(16)	—	(16)	—	(16)	(16)
Acquisition/divestiture-related costs	—	1	1	114	115	115
Significant asset impairments and restructurings	—	—	—	544	544	544
Income tax effect/significant tax matters	—	—	—	—	—	(435)

Non-GAAP amount	$11,328	$4,143	$15,471	$7,976	$7,495	$5,960

% of revenue	63.7%	67.5%	64.6%	33.3%	31.3%	24.9%

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Six Months Ended
	January 27, 2018	January 28, 2017	January 27, 2018	January 28, 2017
GAAP effective tax rate (1)	371.6%	20.8%	203.1%	21.1%
Total adjustments to GAAP provision for income taxes	(351.6)%	1.2%	(182.1)%	0.9%

Non-GAAP effective tax rate	20.0%	22.0%	21.0%	22.0%

(1)	Includes an $11.1 billion charge as related to the enactment of the Tax Cuts and Jobs Act.

GAAP TO NON-GAAP GUIDANCE FOR Q3 FY 2018

Q3 FY 2018	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (2)
GAAP	61.5% - 62.5%	24%- 25%	22%	$0.50 - $0.55
Estimated adjustments for:
Share-based compensation expense	0.5%	3.5%	—	$0.06 - $0.07
Amortization of purchased intangible assets and other acquisition-related/divestiture costs	1.0%	2.0%	—	$0.05 - $0.06
Restructuring and other charges (1)	—	—	—	$0.00 - $0.01
Income tax effect of non-GAAP adjustments	—	—	(1)%

Non-GAAP	63% - 64%	29.5% - 30.5%	21%	$0.64 - $0.66

(1)	In August 2016, we began taking action under a restructuring plan in order to reinvest in our key priority areas. We have incurred charges of approximately $1.0 billion in relation to this plan since its inception through Q2 FY2018. We have a small amount of charges that remain which will be recognized over the remainder of the fiscal year.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

The impact of the BroadSoft acquisition is factored into our guidance.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as continued execution on our strategy, our ability to continue to innovate and grow our business, the continued criticality of the network to the business success of our customers, the momentum of our intent-based networking portfolio, continued progress in shifting our business toward more software and recurring revenue, and our ability to continue to execute well, deliver profitable growth and return capital to our shareholders) and the future financial performance of Cisco (including the guidance for Q3 FY 2018) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; man-made problems such as cyber-attacks, data protection breaches, computer viruses or terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on November 21, 2017 and September 7, 2017, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 27, 2018 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, significant gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

About Cisco

Cisco (NASDAQ: CSCO) is the worldwide technology leader that has been making the Internet work since 1984. Our people, products and partners help society securely connect and seize tomorrow’s digital opportunity today. Discover more at thenetwork.cisco.com and follow us on Twitter at @Cisco.

Copyright © 2018 Cisco and/or its affiliates. All rights reserved. Cisco and the Cisco logo are trademarks or registered trademarks of Cisco and/or its affiliates in the U.S. and other countries. To view a list of Cisco trademarks, go to: www.cisco.com/go/trademarks. Third-party trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. This document is Cisco Public Information.